COHEN & COHEN
                                 445 Park Avenue
                               New York, NY 10022
June 2, 1999                                                    EXHIBIT 23.1



Board of Directors
EuroWeb International Corp.
445 Park Avenue
New York, NY 10022

                                    Re: Registration Statement on Form S-8

Gentlemen:

        This opinion is being furnished to you in connection with the proposed offer and sale by Euroweb International Corp., a Delaware corporation (the "Corporation"), of up to 1,770,000 shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation that may be originally issued under the terms of the Corporation's Incentive Stock Option Plan (the "Incentive Plan") and executive employment agreements, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on or about the date hereof.

        We have acted as counsel to the Corporation in connection with the preparation of the Registration Statement, and have examined signed copies of the Registration Statement. We have also examined and relied upon copies of minutes of meetings of the Board of Directors of the Corporation relating to the adoption of the Incentive Stock Option Plan and the Employment Agreements and the authorization of the Shares.

        We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, and have made such other investigations, as we have deemed necessary to form a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of the signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of copies submitted to us, whether certified or not. As to all matters of fact relevant to our opinion, we also have relied exclusively, without independent investigation or verification, upon the foregoing documents and on the certificates of public officials and officers of the Company.

        Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon the issuance thereof in accordance with the terms of the Incentive Stock Option Plan and the Employment Agreements, the Shares will be validly issued, fully paid and nonassessable.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares under the Incentive Stock Option Plan and the Employment Agreements only while the Registration Statement is in effect.

Very truly yours,

COHEN & COHEN



/s/Frank R. Cohen
-----------------
Frank R. Cohen



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